Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in and the incorporation by reference in the prospectus constituting a part of this Registration Statement of HealthExtras, Inc. on Form S-3 of our report relating to the financial statements of Managed Healthcare Systems, Inc. dated January 29, 2004 appearing herein. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Kaufman, Rossin & Co. P.A.

Miami, Florida

October 14, 2004